SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 12, 1999


                         Umpqua Holdings Corporation
            (Exact Name of Registrant as specified in its charter)

         Oregon                                                 93-1261319
--------------------------   --------------------------   ----------------------
     (State or other         (Commission File Number)          (IRS Employer
     jurisdiction of                                        Identification No.
      incorporation

445 S.E. Main Street, Roseburg, Oregon                                 97470
---------------------------------------                               --------
Address of Principal Executive Office                                 Zip Code

Registrant's telephone number including area code:  541-440-3961
                                                    ------------


(Former name or former address, if changed since last report): South Umpqua Bank (see Item 5)

Item 5. Other Events

      As of the close of business on March 12, 1999, South Umpqua Bank completed a reorganization pursuant to a Plan of Exchange, dated November 9, 1998 to become a subsidiary of a newly formed bank holding company called Umpqua Holdings Corporation (the registrant). Prior to the consummation of the reorganization, South Umpqua Bank common stock was registered under section 12(g) of the Securities Exchange Act of 1934. Pursuant to Section 13 of the Securities Exchange Act, South Umpqua Bank filed reports and proxy statements with the Federal Deposit Insurance Corporation.

      The Plan of Exchange provided that each outstanding share of South Umpqua Bank common stock would be acquired by the registrant in exchange for one newly issued share of the registrant's common stock, such that upon consummation of the transaction, the registrant would be the sole shareholder of South Umpqua Bank, and shareholders of South Umpqua Bank would become shareholders of the registrant. Pursuant to Rule 12g-3(a), the registrant is the successor issuer and the common stock of Umpqua Holdings Corporation are deemed to be registered pursuant to section 12(g) of the Securities Exchange Act. The registrant has assumed South Umpqua Bank's reporting obligations under the Securities Exchange Act of 1934 and will henceforth file reports and proxy information with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

      (a)   Financial statements of business acquired.

            Not applicable.

      (b)   Exhibits.

            The following exhibits are being filed herewith and this list shall constitute the exhibit index:

      Exhibit

      2 Plan of Exchange, dated November 9, 1998, by and between South Umpqua Bank and Umpqua Holdings Corporation.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UMPQUA HOLDINGS CORPORATION
                                    (Registrant)


                                    By:   /s/ Raymond P. Davis

Date:  March 15, 1999                     Raymond P. Davis
                                          President and Chief Executive Officer


                                       3